Exhibit 10.1

Agritek Holdings, Inc. Announces Leadership Transition with Scott Benson as Company's New CEO

GlobeNewswire•September 11, 2019

Experienced Cannabis CEO to Focus on Growth, Profitability, and Communication

LOS ANGELES, CA, Sept. 11, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE – Agritek Holdings, Inc. (AGTK) www.AgritekHoldings.com, a fully integrated, active real estate investor for the cannabis sector and consultant for multiple cannabis brands, today announced the appointment of Scott Benson as Chief Executive Officer of Agritek Holdings, Inc. Mr. Benson will be replacing Suneil Singh Mundie effective as of September 19th. Mr. Mundie has acted as interim CEO for the purpose of identifying a long-term CEO candidate to lead the Company through its next growth phase.

“The plan has always been to identify a CEO with strong operational experience to replace me as soon as it made sense for the Company. With the filing of our upcoming quarterly report, our application and uplisting to the OTCQB, the registration of our $5,000,000 equity line and several potential subsequent acquisitions, it is an ideal time to make this change. Scott is a fantastic and experienced operator who has built his California based and licensed cannabis company to a multi-million dollar business, and exactly the person we need to transition this company to its next phase within the public cannabis sector," stated Mr. Mundie.

Mr. Benson is a lifelong entrepreneur and operator, having built a number of successful businesses. Most recently, he is the founder and CEO of Apex Extractions based in Oakland, California, a leading provider of edibles, cultivation products, and devices for the cannabis industry.

“There is a tremendous opportunity right now with Agritek Holdings in that we are currently one of the most unique, U.S. based, publicly listed cannabis companies, with both real estate assets and proprietary product lines. My goal over the next 90 days is to help AGTK focus its resources on the areas of the business that can drive growth and stability, while communicating a refined, focused strategy throughout the company, as well as externally to the capital markets. Collectively, I believe we can create one of the broadest reaches in the cannabis industry when considering the breadth of products and services the Company will soon offer. The opportunity is now to help the public markets understand the vision for how these businesses work synergistically together. I am extremely enthusiastic about my new role and look forward to sharing meaningful updates with our shareholders and the investment community,” stated Scott Benson on behalf of Agritek Holdings.

About Agritek Holdings, Inc.

Agritek Holdings, Inc. (www.AgritekHoldings.com), is a fully integrated, active investor and operator in the legal cannabis sector. Specifically, Agritek Holdings provides strategic capital and functional expertise to accelerate the commercialization of its diversified portfolio of cannabis related holdings. Currently, the Company is focused on three high-value segments of the cannabis market, including real estate investment, intellectual property/brands, and infrastructure, with operations in three U.S. States, Canada and Puerto Rico. Agritek Holdings, Inc. presently owns or manages property in Colorado, Puerto Rico and Canada. The company owns several Hemp and cannabis brands for distribution including "Hemp Pops", "Chillo" as Hemp oil wellness products, and "California Premiums". Agritek Holdings, Inc. does not directly grow, harvest, or distribute or sell cannabis or any substances that violate or contravene United States law or the Controlled Substances Act, nor does it intend to do so in the future.

FORWARD-LOOKING DISCLAIMER:

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Agritek Holdings, Inc. to be materially different from the statements made herein.